Exhibit 99

Contacts:

Media	Investor Relations
Nina Krauss	Reena Vaidya
(704) 627-6035	(704) 627-6200
nina.krauss@honeywell.com	reena.vaidya@honeywell.com

HONEYWELL BEATS GUIDANCE AND DELIVERS OUTSTANDING
SECOND-QUARTER RESULTS DRIVEN BY SALES AND PROFIT GROWTH;
RAISES MIDPOINT OF ADJUSTED EPS GUIDANCE BY 15 CENTS

•Sales Growth and Margin Expansion in All Four Segments; Orders up Over 20%
•Reported Sales up 18%, Organic Sales up 15%
•Operating Margin up 450 Basis Points to 18.1%; Segment Margin up 190 Basis Points to 20.4%
•Earnings Per Share of $2.04, Adjusted Earnings Per Share1 of $2.02, up 60%
•Generated $1.3 Billion in Operating Cash Flow with Conversion of 89%, $1.5 Billion of Free Cash Flow with Adjusted Conversion2 of 103%

CHARLOTTE, N.C., July 23, 2021 -- Honeywell (NASDAQ: HON) today announced outstanding results for the second quarter that were driven by sales and segment margin growth in all four businesses. The company also raised its full-year sales, segment margin, adjusted earnings per share, and cash flow guidance.
“Building on our first-quarter momentum, we executed extremely well in the second quarter. Our results were driven by top-line growth and margin expansion in all four segments. Organic sales grew 15%, led by double-digit growth in Performance Materials and Technologies, Honeywell Building Technologies, and Safety and Productivity Solutions,” said Darius Adamczyk, chairman and chief executive officer of Honeywell. “Our increased volumes, streamlined cost base, and relentless focus on execution enabled us to expand segment margin by 190 basis points to 20.4%, exceeding the high end of our guidance by 10 basis points. As a result, we delivered adjusted earnings per share1 of $2.02, up 60% year over year and above the high end of our second-quarter guidance range. Our cash performance in the second quarter was strong, as we generated $1.5 billion of free cash flow with adjusted conversion2 of 103%, all while repurchasing $1.0 billion in Honeywell shares.”
Adamczyk continued, “Our strong performance in the second quarter took place in a recovering but challenging global environment. We are especially pleased to see a turnaround in several of our key end markets that were hardest hit by the pandemic, with commercial aerospace aftermarket and the UOP business returning to growth in the quarter. We are well positioned to capitalize on improving conditions as they unfold around the world and to execute on near-term growth opportunities across our portfolio, including in the warehouse automation, productivity, building products, and advanced materials markets."
As a result of the company’s second-quarter performance and management’s outlook for the remainder of the year, Honeywell raised its full-year sales, adjusted earnings per share, and cash flow guidance and raised the midpoint of its segment margin guidance. Full-year sales are now expected to be in the range of $34.6 billion to $35.2 billion with organic sales growth in the range of 4% to 6%. Segment margin is expected to be in the range of

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Honeywell Q2’21 Results - 2

20.8% - 21.1%. Adjusted earnings per share3 is expected to be $7.95 to $8.10, up 10 cents from the high end of the prior guidance range. Operating cash flow is now expected to be in the range of $5.9 billion to $6.2 billion and free cash flow is now expected to be in the range of $5.3 billion to $5.6 billion. A summary of the company’s full-year guidance changes can be found in Table 1.

Second-Quarter Performance
Honeywell sales for the second quarter were up 18% on a reported basis and up 15% on an organic basis. The second-quarter financial results can be found in Tables 2 and 3.
Aerospace sales for the second quarter were up 7% on an organic basis driven by a strong recovery in business and general aviation aftermarket demand as flight hours returned to 2019 levels, partially offset by lower defense volumes and a more gradual recovery in commercial original equipment build rates. Air transport aftermarket returned to growth as increased flight hours drove aftermarket demand. Segment margin expanded 490 basis points to 25.7%.
Honeywell Building Technologies sales for the second quarter were up 13% on an organic basis driven by broad-based global strength across the portfolio. Orders were up over 35% year over year, driven by strong bookings for building products and solutions. The buildings solutions services backlog was up over 30% year over year driven by strong bookings in North America and Asia. In addition, demand continued for our portfolio of healthy buildings solutions, with approximately $150 million of orders in the first half. Segment margin expanded 120 basis points to 22.4%.
Performance Materials and Technologies sales for the second quarter were up 10% on an organic basis driven by demand for process solutions products and thermal solutions, higher equipment volumes, licensing, and petrochemical catalyst shipments in UOP, and continued strong growth across advanced materials. Orders were up 20% year over year driven by robust demand for services, thermal solutions, catalysts, and fluorine products. Segment margin expanded 190 basis points to 20.8%.
Safety and Productivity Solutions sales for the second quarter were up 35% on an organic basis driven by another quarter of double-digit growth in the warehouse and workflow solutions, personal protective equipment, and productivity solutions and services businesses. In addition, short-cycle demand accelerated in the gas analysis and advanced sensing businesses, which both grew by high single-digits sequentially from the first quarter. Orders were up triple digits year over year in productivity solutions and services, giving us confidence in continued growth for that business. Segment margin expanded 20 basis points to 14.0%.

Conference Call Details
Honeywell will discuss its second-quarter results and updated full-year guidance during an investor conference call starting at 8:30 a.m. Eastern Daylight Time today. To participate on the conference call, please dial (866) 548-4713 (domestic) or (323) 794-2093 (international) approximately ten minutes before the 8:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s second-quarter 2021 earnings call or provide the conference code HON2Q21. The live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website (www.honeywell.com/
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Honeywell Q2’21 Results - 3

investor). Investors can hear a replay of the conference call from 12:30 p.m. EDT July 23 until 12:30 p.m. EDT July 30 by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 7208292.

TABLE 1: FULL-YEAR 2021 GUIDANCE5

	Previous Guidance	Current Guidance
Sales	$34.0B - $34.8B	$34.6B - $35.2B
Organic Growth	3% - 5%	4% - 6%
Segment Margin	20.7% - 21.1%	20.8% - 21.1%
Expansion	Up 30 - 70 bps	Up 40 - 70 bps
Adjusted Earnings Per Share[3]	$7.75 - $8.00	$7.95 - $8.10
Adjusted Earnings Growth[4]	9% - 13%	12% - 14%
Operating Cash Flow	$5.8B - $6.1B	$5.9B - $6.2B
Free Cash Flow	$5.2B - $5.5B	$5.3B - $5.6B

TABLE 2: SUMMARY OF HONEYWELL FINANCIAL RESULTS

	2Q 2021	2Q 2020	Change
Sales	8,808	7,477	18%
Organic Growth			15%
Segment Margin	20.4%	18.5%	190 bps
Operating Income Margin	18.1%	13.6%	450 bps
Earnings Per Share	$2.04	$1.53	33%
Adjusted Earnings Per Share[1]	$2.02	$1.26	60%
Cash Flow from Operations	1,278	1,480	(14%)
Operating Cash Flow Conversion	89%	137%	(48%)
Free Cash Flow	1,468	1,253	17%
Adjusted Free Cash Flow Conversion[2]	103%	140%	(37%)

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Honeywell Q2’21 Results - 4

TABLE 3: SUMMARY OF SEGMENT FINANCIAL RESULTS

AEROSPACE	2Q 2021	2Q 2020	Change
Sales	2,766	2,543	9%
Organic Growth			7%
Segment Profit	710	528	34%
Segment Margin	25.7%	20.8%	490 bps
HONEYWELL BUILDING TECHNOLOGIES
Sales	1,407	1,177	20%
Organic Growth			13%
Segment Profit	315	250	26%
Segment Margin	22.4%	21.2%	120 bps
PERFORMANCE MATERIALS AND TECHNOLOGIES
Sales	2,552	2,218	15%
Organic Growth			10%
Segment Profit	530	419	26%
Segment Margin	20.8%	18.9%	190 bps
SAFETY AND PRODUCTIVITY SOLUTIONS
Sales	2,083	1,539	35%
Organic Growth			35%
Segment Profit	292	213	37%
Segment Margin	14.0%	13.8%	20 bps
1Adjusted EPS and adjusted EPS V% exclude 2Q20 favorable resolution of a foreign tax matter related to the spin-off transactions, changes in fair value for Garrett Motion Inc. (Garrett) equity securities, and a non-cash charge associated with a further reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021
2Adjusted free cash flow conversion is free cash flow (cash flow from operations less capital expenditures plus cash receipts from Garrett) divided by adjusted net income attributable to Honeywell. Adjusted net income attributable to Honeywell excludes changes in fair value for Garrett equity securities, a non-cash charge associated with a further reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021, and the 2Q20 favorable resolution of a foreign tax matter related to the spin-off transactions from net income attributable to Honeywell
3Adjusted EPS guidance excludes the $0.11 impact of the sale of the retail footwear business, a non-cash charge associated with a further reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021, and any potential future one-time items that we cannot reliably predict or estimate such as pension mark-to-market and changes in fair value for Garrett equity securities
4Adjusted EPS V% guidance excludes the $0.11 impact of the sale of the retail footwear business, a non-cash charge associated with a further reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021, 4Q20 pension mark-to-market, 2Q20 favorable resolution of a foreign tax matter related to the spin-off transactions, non-cash charges associated with the 2020 reduction in value of reimbursement receivables due from Garrett, net of proceeds from the settlement of related hedging transactions, and any potential future one-time items that we cannot reliably predict or estimate such as pension mark-to-market or changes in fair value for Garrett equity securities
5As discussed in the notes to the attached reconciliations, we do not provide guidance for margin or EPS on a GAAP basis

Honeywell (www.honeywell.com) is a Fortune 100 technology company that delivers industry specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally. Our technologies help everything from aircraft, buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, technological, and COVID-19 public health factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, and other developments, including the potential impact of the COVID-19 pandemic, and business decisions may differ from those envisaged by such forward-looking statements. Any forward-looking plans described herein are not final and may be modified or
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Honeywell Q2’21 Results - 5

abandoned at any time. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales; organic sales growth, which we define as sales growth less the impacts from foreign currency translation, and acquisitions and divestitures for the first 12 months following the transaction date; free cash flow, which we define as cash flow from operations less capital expenditures plus cash receipts from Garrett, if and as noted in the release; adjusted free cash flow conversion, which we define as free cash flow divided by adjusted net income attributable to Honeywell; adjusted net income attributable to Honeywell, which we define as net income attributable to Honeywell which we adjust to exclude changes in fair value for Garrett equity securities, a non-cash charge associated with a further reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021, and the 2Q20 favorable resolution of a foreign tax matter related to the spin-off transactions, if and as noted in the release; and adjusted earnings per share, which we adjust to exclude pension mark-to-market, the favorable resolution of a foreign tax matter related to the spin-off transactions, non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett, net of proceeds from settlement of related hedging transactions, the gain on sale of the retail footwear business, and changes in fair value for Garrett equity securities, if and as noted in the release. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain metrics presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.
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Honeywell Q2’21 Results - 6

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Product sales	$6,639	$5,743	$13,048	$12,048
Service sales	2,169	1,734	4,214	3,892
Net sales	8,808	7,477	17,262	15,940
Costs, expenses and other
Cost of products sold(1)	4,734	4,163	9,285	8,537
Cost of services sold(1)	1,269	1,113	2,427	2,273
	6,003	5,276	11,712	10,810
Selling, general and administrative expenses(1)	1,207	1,183	2,443	2,421
Other (income) expense	(366)	(291)	(808)	(608)
Interest and other financial charges	83	90	173	163
	6,927	6,258	13,520	12,786
Income before taxes	1,881	1,219	3,742	3,154
Tax expense (benefit)	434	120	847	449
Net income	1,447	1,099	2,895	2,705
Less: Net income attributable to the noncontrolling interest	17	18	38	43
Net income attributable to Honeywell	$1,430	$1,081	$2,857	$2,662
Earnings per share of common stock - basic	$2.06	$1.54	$4.11	$3.77
Earnings per share of common stock - assuming dilution	$2.04	$1.53	$4.06	$3.74
Weighted average number of shares outstanding - basic	693.8	702.3	695.0	705.9
Weighted average number of shares outstanding - assuming dilution	702.5	708.1	703.5	712.6

(1)Cost of products and services sold and Selling, general and administrative expenses include amounts for repositioning and other charges, the service cost component of pension and other postretirement (income) expense, and stock compensation expense.
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Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Net Sales	2021	2020	2021	2020
Aerospace	$2,766	$2,543	$5,398	$5,904
Honeywell Building Technologies	1,407	1,177	2,765	2,458
Performance Materials and Technologies	2,552	2,218	4,898	4,615
Safety and Productivity Solutions	2,083	1,539	4,201	2,963
Total	$8,808	$7,477	$17,262	$15,940

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended June 30,		Six Months Ended June 30,
Segment Profit	2021	2020	2021	2020
Aerospace	$710	$528	$1,472	$1,465
Honeywell Building Technologies	315	250	620	512
Performance Materials and Technologies	530	419	964	931
Safety and Productivity Solutions	292	213	595	391
Corporate	(54)	(25)	(83)	(66)
Total segment profit	1,793	1,385	3,568	3,233
Interest and other financial charges	(83)	(90)	(173)	(163)
Stock compensation expense (1)	(39)	(34)	(116)	(78)
Pension ongoing income (2)	272	198	548	396
Other postretirement income (2)	18	14	35	27
Repositioning and other charges (3,4)	(101)	(280)	(242)	(342)
Other (5)	21	26	122	81
Income before taxes	$1,881	$1,219	$3,742	$3,154

(1)Amounts included in Selling, general and administrative expenses.
(2)Amounts included in Cost of products and services sold and Selling, general and administrative expenses (service costs) and Other income (expense) (non-service cost components).
(3)Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other (income) expense.
(4)Includes repositioning, asbestos, and environmental expenses.
(5)Amounts include the other components of Other (income) expense not included within other categories in this reconciliation. Equity income of affiliated companies is included in segment profit.

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Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$11,427	$14,275
Short-term investments	891	945
Accounts receivable - net	6,947	6,827
Inventories	4,723	4,489
Other current assets	1,664	1,639
Total current assets	25,652	28,175
Investments and long-term receivables	1,358	685
Property, plant and equipment - net	5,520	5,570
Goodwill	17,135	16,058
Other intangible assets - net	3,748	3,560
Insurance recoveries for asbestos related liabilities	342	366
Deferred income taxes	762	760
Other assets	9,428	9,412
Total assets	$63,945	$64,586
LIABILITIES
Current liabilities:
Accounts payable	$6,139	$5,750
Commercial paper and other short-term borrowings	3,573	3,597
Current maturities of long-term debt	1,645	2,445
Accrued liabilities	6,786	7,405
Total current liabilities	18,143	19,197
Long-term debt	16,138	16,342
Deferred income taxes	2,302	2,113
Postretirement benefit obligations other than pensions	225	242
Asbestos-related liabilities	1,819	1,920
Other liabilities	7,109	6,975
Redeemable noncontrolling interest	7	7
Shareowners’ equity	18,202	17,790
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$63,945	$64,586
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Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$1,447	$1,099	$2,895	$2,705
Less: Net income attributable to the noncontrolling interest	17	18	38	43
Net income attributable to Honeywell	1,430	1,081	2,857	2,662
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	164	161	335	314
Amortization	120	89	290	179
Gain on sale of non-strategic businesses and assets	—	—	(90)	—
Repositioning and other charges	101	280	242	342
Net payments for repositioning and other charges	(163)	(198)	(358)	(309)
Pension and other postretirement income	(290)	(211)	(583)	(423)
Pension and other postretirement benefit payments	(13)	(9)	(27)	(23)
Stock compensation expense	39	34	116	78
Deferred income taxes	38	(219)	101	(277)
Other	(181)	(106)	(277)	(285)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	(270)	735	(127)	776
Inventories	(113)	(168)	(271)	(331)
Other current assets	(32)	(60)	(98)	106
Accounts payable	345	(310)	402	(364)
Accrued liabilities	103	381	(256)	(26)
Net cash provided by (used for) operating activities	1,278	1,480	2,256	2,419
Cash flows from investing activities:
Expenditures for property, plant and equipment	(185)	(227)	(406)	(366)
Proceeds from disposals of property, plant and equipment	—	—	14	7
Increase in investments	(661)	(1,023)	(1,397)	(1,671)
Decrease in investments	719	746	1,331	1,589
Receipts from Garrett Motion Inc.	375	—	375	—
Receipts (payments) from settlements of derivative contracts	(163)	(204)	(23)	83
Cash paid for acquisitions, net of cash acquired	(24)	—	(1,327)	—
Proceeds from sales of businesses, net of fees paid	—	—	190	—
Net cash provided by (used for) investing activities	61	(708)	(1,243)	(358)
Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	1,090	3,710	2,358	7,165
Payments of commercial paper and other short-term borrowings	(1,089)	(3,721)	(2,355)	(7,094)
Proceeds from issuance of common stock	47	31	114	97
Proceeds from issuance of long-term debt	4	5,974	27	7,101
Payments of long-term debt	(18)	(93)	(835)	(1,218)
Repurchases of common stock	(1,027)	(62)	(1,849)	(1,985)
Cash dividends paid	(664)	(650)	(1,304)	(1,285)
Other	(3)	(2)	(33)	(40)
Net cash provided by (used for) financing activities	(1,660)	5,187	(3,877)	2,741
Effect of foreign exchange rate changes on cash and cash equivalents	30	98	16	(91)
Net increase (decrease) in cash and cash equivalents	(291)	6,057	(2,848)	4,711
Cash and cash equivalents at beginning of period	11,718	7,721	14,275	9,067
Cash and cash equivalents at end of period	$11,427	$13,778	$11,427	$13,778
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Honeywell Q2’21 Results - 10

Honeywell International Inc.
Reconciliation of Organic Sales % Change (Unaudited)

Three Months Ended June 30, 2021
Honeywell
Reported sales % change	18%
Less: Foreign currency translation	3%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	15%

Aerospace
Reported sales % change	9%
Less: Foreign currency translation	1%
Less: Acquisitions, divestitures and other, net	1%
Organic sales % change	7%

Honeywell Building Technologies
Reported sales % change	20%
Less: Foreign currency translation	7%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	13%

Performance Materials and Technologies
Reported sales % change	15%
Less: Foreign currency translation	4%
Less: Acquisitions, divestitures and other, net	1%
Organic sales % change	10%

Safety and Productivity Solutions
Reported sales % change	35%
Less: Foreign currency translation	3%
Less: Acquisitions, divestitures and other, net	(3)%
Organic sales % change	35%

We define organic sales percent as the year over year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures, for the first 12 months following the transaction date. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for forward-looking measures of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.
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Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Twelve Months Ended December 31,
	2021	2020	2020
Segment profit	$1,793	$1,385	$6,665
Stock compensation expense (1)	(39)	(34)	(168)
Repositioning, Other (2,3)	(119)	(295)	(641)
Pension and other postretirement service costs (4)	(37)	(38)	(160)
Operating income	$1,598	$1,018	$5,696
Segment profit	$1,793	$1,385	$6,665
÷ Net sales	$8,808	$7,477	$32,637
Segment profit margin %	20.4%	18.5%	20.4%
Operating income	$1,598	$1,018	$5,696
÷ Net sales	$8,808	$7,477	$32,637
Operating income margin %	18.1%	13.6%	17.5%

(1)Included in Selling, general and administrative expenses.
(2)Includes repositioning, asbestos, environmental expenses, and equity income adjustment.
(3)Included in Cost of products and services sold, Selling, general and administrative expenses and Other (income) expense.
(4)Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit, on an overall Honeywell basis, to operating income has not been provided for all forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.
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Honeywell Q2’21 Results - 12

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share (Unaudited)

	Three Months Ended June 30,		Twelve Months Ended December 31,
	2021	2020	2020
Earnings per share of common stock - assuming dilution (1)	$2.04	$1.53	$6.72
Pension mark-to-market expense (2)	—	—	0.04
Separation related tax adjustment (3)	—	(0.27)	(0.26)
Changes in fair value for Garrett equity securities (4)	(0.03)	—	—
Garrett-related adjustments (5)	0.01	—	0.60
Adjusted earnings per share of common stock - assuming dilution	$2.02	$1.26	$7.10

(1)    For the three months ended June 30, 2021 and 2020, adjusted earnings per share utilizes weighted average shares of approximately 702.5 million and 708.1 million. For the twelve months ended December 31, 2020, adjusted earnings per share utilizes weighted average shares of 711.2 million.
(2)    Pension mark-to-market expense uses a blended tax rate of 25% for 2020.
(3)    For the three months ended June 30, 2020 and twelve months ended December 31, 2020, separation related tax adjustment of $186 million ($186 million net of tax) includes the favorable resolution of a foreign tax matter related to the spin-off transactions.
(4)    For the three months ended June 30, 2021, the adjustment was $16 million net of tax due to changes in fair value for Garrett equity securities.
(5)    For the three months ended June 30, 2021, the adjustment was $7 million net of tax due to a non-cash charge associated with a further reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021. For the twelve months ended December 31, 2020, the adjustment was $427 million net of tax due to the non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett, net of proceeds from settlement of related hedging transactions.

We believe adjusted earnings per share is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward looking information, management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense and the changes in fair value for Garrett equity securities. Pension mark-to-market expense is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change. Changes in fair value for Garrett equity securities cannot be forecasted due to the inherent nature of changing conditions in the overall market.
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Honeywell Q2’21 Results - 13

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow, Reconciliation of Net Income Attributable to Honeywell to Adjusted Net Income Attributable to Honeywell, and Calculation of Adjusted Free Cash Flow Conversion (Unaudited)
(Dollars in millions)

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
Cash provided by operating activities	$1,278	$1,480
Expenditures for property, plant and equipment	(185)	(227)
Garrett cash receipts	375	—
Free cash flow	1,468	1,253
Net income attributable to Honeywell	1,430	1,081
Separation related tax adjustment	—	(186)
Changes in fair value for Garrett equity securities (1)	(16)	—
Garrett related adjustment (2)	7	—
Adjusted net income attributable to Honeywell	$1,421	$895
Cash provided by operating activities	$1,278	$1,480
÷ Net income (loss) attributable to Honeywell	$1,430	$1,081
Operating cash flow conversion %	89%	137%
Free cash flow	$1,468	$1,253
÷ Adjusted net income attributable to Honeywell	$1,421	$895
Adjusted free cash flow conversion %	103%	140%

(1)    The adjustment due to changes in fair value for Garrett equity securities.
(2)    For the three months ended June 30, 2021, the adjustment was $7 million net of tax due to a non-cash charge associated with a further reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021.

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment plus cash receipts from Garrett.

We believe that free cash flow is a non-GAAP metric that is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity. For forward looking information, we do not provide cash flow conversion guidance on a GAAP basis as management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense and the changes in fair value for Garrett equity securities. Pension mark-to-market is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change. Changes in fair value of Garrett equity securities cannot be forecasted due to the inherent nature of changing conditions in the overall market.

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Honeywell Q2’21 Results - 14

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

Twelve Months Ended December 31, 2021(E) ($B)
Cash provided by operating activities	~$5.9 - $6.2
Expenditures for property, plant and equipment	~(1)
Garrett cash receipts	0.4
Free cash flow	~$5.3 - $5.6

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment plus cash receipts from Garrett.

We believe that free cash flow is a non-GAAP metric that is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity. For forward looking information, we do not provide cash flow conversion guidance on a GAAP basis as management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense or changes in fair value of Garrett equity securities. Pension mark-to-market is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change. Changes in fair value of Garrett equity securities cannot be forecasted due to the inherent nature of changing conditions in the overall market.

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Honeywell Q2’21 Results - 15

Honeywell International Inc.
Reconciliation of Expected Earnings per Share to Adjusted Earnings per Share (Unaudited)

Twelve Months Ended December 31, 2021(E)

Earnings per share of common stock - assuming dilution (1)	$8.05 - $8.20
Gain on sale of retail footwear business (2)	(0.11)
Garrett-related adjustments (3)	0.01
Adjusted earnings per share of common stock - assuming dilution	$7.95 - $8.10

(1)     For the twelve months ended December 31, 2021, expected earnings per share utilizes weighted average shares of approximately 703 million.
(2)     For the twelve months ended December 31, 2021, the adjustment was $72 million net of tax due to the gain on sale of the retail footwear business.
(3)    For the twelve months ended December 31, 2021, adjustment was $7 million net of tax due to a non-cash charge associated with a further reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021.

We believe adjusted earnings per share is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward looking information, management cannot reliably predict or estimate any potential future one-time items, such as pension mark-to-market or changes in fair value for Garrett equity securities, without unreasonable effort. Pension mark-to-market expense is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change. Changes in fair value for Garrett equity securities cannot be forecasted due to the inherent nature of changing conditions in the overall market.